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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm

The Administrator
Consumer Portfolio Services, Inc. 401(k) Plan

We consent to the incorporation by reference in the Registration Statement on Form S-8 (file nos. 333-58199) of Consumer Portfolio Services, Inc. of our report dated June 28, 2006, which appears in the December 31, 2005 annual report on Form 11-K of the Consumer Portfolio Services, Inc. 401(k) Plan.


/s/ Haskell & White LLP

Irvine, California
June 28, 2006